Exhibit 99.1


                                [GRAPHIC OMITTED]


     American Telecom Services To Launch New Pay N' Talk DECT 6.0 Phones In
                       More Than 5,400 Rite Aid Locations

     American Telecom Services Expands Total Retail Locations to over 23,000

Contact: Company                    Investors:
Bruce Hahn, CEO                     Brett Maas
(310) 871-9904                      Hayden Communications
(404) 261-7466                      (646) 536-7331
Bruce.Hahn@atsphone.com             brett@haydenir.com


                              FOR IMMEDIATE RELEASE


City of Industry, California, July 31, 2007 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that it will launch two new Pay N' Talk DECT 6.0 telephones in more than 5,400 Rite Aid locations with plans to have product in stores to coincide with the 2007 holiday season.

All products will offer free promotional minutes to the consumer with the purchase of any Pay N' Talk (PNT) phone.

Bruce Hahn, American Telecom Services' Chief Executive Officer, commented, "American Telecom Services continues to expand its retail presence through mainstream, national retail distribution channels. Our value proposition for retailers, as well as consumers who shop stores like Rite Aid, is compelling, as we offer strong sell-through, enticing value for consumers, and ongoing revenue from the pre-paid long distance service recharges to the retailer. We continue to increase our presence among distinguished retail distribution partners and expand the number of our products prominently displayed by retailers. This effort enhances our visibility and brand recognition while simultaneously building a solid foundation to grow our subscriber base and drive ongoing recurring revenue."

About American Telecom Services

American Telecom Services, a leader in converged communications solutions, provides consumers with "Good Reasons to Pick-Up the Phone." American Telecom Services combines new Interference Free DECT 6.0 feature rich telephones bundled with a variety of pre-paid long distance and Voice over Internet Protocol (VoIP or Internet Phone) calling plans designed to save consumers up to 60% on their telecom service costs. The Company offers the only home phones bundled with Pay N' Talk prepaid residential long-distance services powered by IDT Telecom
(patent-pending) and is the only provider of DigitalClear(TM) Internet phones that include an adapter and router built right into the base of the phones (patent-pending); Just "Plug In & Save!" The DigitalClear product line offers consumers the opportunity to save up to $500 on




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their phone  services  using phones  bundled  with Primus  Lingo VoIP  services.
Consumers can select phones bundled with Primus Lingo VoIP services. Consumers who do not possess high-speed Internet service at home can purchase the service with the only "ONE Box Solution" offered with all DigitalClear products. American Telecom Service's products are available nationally at more than 23,000 retail locations. Visit www.atsphone.com for Company and product information.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated December 11, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.


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